Exhibit (h)(42)

AMENDED AND RESTATED SCHEDULE A

TO THE CO-ADMINISTRATION AGREEMENT

BY AND BETWEEN

NORTHERN FUNDS,

NORTHERN TRUST INVESTMENTS, N.A. AND

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

(FORMERLY NAMED PFPC INC.)

DATED JULY 31, 2000

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of August 8, 2008:

Money Market Fund

U.S. Government Money Market Fund

Municipal Money Market Fund

U.S. Government Select Money Market Fund

California Municipal Money Market Fund

U.S. Government Fund

Fixed Income Fund

Intermediate Tax-Exempt Fund

Tax-Exempt Fund

Income Equity Fund

Growth Equity Fund

Select Equity Fund

Small Cap Value Fund

Technology Fund

Stock Index Fund

Short-Intermediate U.S. Government Fund

California Intermediate Tax-Exempt Fund

Arizona Tax-Exempt Fund

California Tax-Exempt Fund

Small Cap Index Fund

Mid Cap Growth Fund

High Yield Municipal Fund

High Yield Fixed Income Fund

Global Fixed Income Fund

Small Cap Growth Fund

Large Cap Value Fund

International Growth Equity Fund

International Equity Index Fund

Mid Cap Index Fund

Enhanced Large Cap Fund

Emerging Markets Equity Fund

Multi-Manager Mid Cap Fund

Multi-Manager Small Cap Fund

Multi-Manager International Equity Fund

Global Real Estate Index Fund

Bond Index Fund

Multi-Manager Large Cap Fund

Short-Intermediate Tax-Exempt Fund

Global Sustainability Index Fund

Developed International Small Cap Index Fund

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN FUNDS		NORTHERN TRUST INVESTMENTS, N.A.

By:	/s/ Lloyd Wennlund	By:	/s/ Eric Schweitzer
Title:	President	Title:	Senior Vice President

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Jay Nusblatt
Title:	Senior Vice President